UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2012

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Arizona	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602)389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 18, 2012, Western Alliance Bancorporation (the “Company”) issued a press release reporting results for the fiscal quarter ended September 30, 2012 and posted on its website its third quarter 2012 Earnings Conference Call Presentation, which contains certain additional historical and forward-looking information relating to the Company.  Copies of the press release and presentation slides are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information in this report (including exhibits 99.1 and 99.2 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set for the by specific reference in such filing.

ITEM 8.01 OTHER EVENTS.

On October 17, 2012, the stockholders of Western Liberty Bancorp approved and adopted the Agreement and Plan of Merger, dated August 17, 2012, between Western Liberty Bancorp (“Western Liberty”) and the Company, providing for the merger of Western Liberty with and into the Company, with the Company surviving, and related transactions (collectively, the “Merger”). The parties completed the Merger on October 17, 2012.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

            99.1         Press Release dated October 18, 2012.

            99.2         Third Quarter 2012 Earnings Conference Call dated October 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons
--------------------------------
Dale Gibbons
Executive Vice President and
Chief Financial Officer

Date: October 18, 2012